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                                                                Exhibit 23
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First National Bank Corp. on Form S-8 of our report dated January 25, 1993, appearing and incorporated by reference in the Annual Report on Form 10-K of First National Bank Corp. for the year ended December 31, 1992.




Deloitte & Touche
Detroit, Michigan

February 24, 1994